SIXTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated as of October 21, 2014, to the Fund Accounting Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008,   August 31, 2010,  March 1, 2012, July 1, 2012 and December 13, 2013 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create additional funds; and

WHEREAS, the parties desire to extend said Agreement to add the Baird Long Credit Bond Fund and the Baird Micro Cap Discovery Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek	By: /s/ Michael R. McVoy
Name: Mary Ellen Stanek	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Managing Director

Amended Exhibit A
to the
Fund Accounting Servicing Agreement

Separate Series of Funds

Fund Names

Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Long-Term Credit Bond Fund	October 31, 2014

Company

Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012
Baird Micro Cap Discovery Fund	December 31, 2014